Page 1 of 3
                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168

================================================================================
NEWS RELEASE                             Contact Person: Michael P. Sabanos
                                                  Senior Vice President & C.F.O.
                                         Phone:   (212) 338 - 2100
FOR IMMEDIATE RELEASE                    Fax:     (212) 867 - 0368
                                         E-Mail:  sabam022@kayegroup.com

                        KAYE ANNOUNCES BOARD REALIGNMENT

NEW YORK, NEW YORK January 7, 1998 - KAYE GROUP INC. (NASDAQ-KAYE) today announced several changes in its Board of Directors and key executives assignments within the company, effective December 31, 1997.

     * Bruce D. Guthart has been elected Chairman of the Board and will remain President and Chief Executive Officer of the company.

     * Howard A. Kaye, while staying on the Board, has relinquished its chairmanship and will remain the Chairman of the company's retail insurance brokerage subsidiaries.

     * Lawrence Greenfield, formerly Vice-Chairman of the Board, has stepped down from that position and will remain Vice Chairman of Kaye Insurance Associates, Inc., the company's largest retail insurance brokerage subsidiary.

New Board Members

In addition, two new Board members have been elected: Michael P. Sabanos, currently Senior Vice President and Chief Financial Officer of the company; and Elliot Cooperstone. Mr. Sabanos previously served as U.S. Corporate Finance Director of Willis Corroon Group plc. and began his career in the insurance practice of Deloitte & Touche. He is a member of the American Institute of Certified Public Accountants, a graduate of Villanova University and holds an MBA from New York University.

Mr. Cooperstone, who holds law degrees from McGill University in Montreal and an MBA from the Wharton School at the University of Pennsylvania, is Executive Vice President and Chief Financial Officer of Payroll Transfers Inc., a Tampa, Florida privately-held employee administration outsourcing firm. Prior to his current position, Cooperstone was President and Chief Executive Officer of Alexander and Alexander, Inc., one of the world's largest insurance brokerage organizations, before its acquisition by Aon Corporation in 1997. He has also served previously in the senior management of the Travelers Group and as Director of Strategic Planning at the Walt Disney Company.

                                                                    Exhibit 99.3
                                                                     Page 2 of 3

Kaye and Greenfield in Brokerage Business Focus

Howard Kaye, in his position as Chairman of the retail brokerage operations, will center his efforts on expanding production of new business and overseeing the servicing of the firm's clients. Lawrence Greenfield will continue to direct Kaye Insurance Associates' hospital/medical professional risk management practice.

In  addition  to  Bruce  Guthart,  Howard  Kaye,  Michael  Sabanos,  and  Elliot
Cooperstone, the other Board members are: Robert L. Barbanell, President, Barbanell Associates, Inc.; Richard B. Butler, Managing Director, ING Capital Corporation; David Ezekiel, President, International Advisory Services, Hamilton, Bermuda; and Ned Sherwood, Partner, ZS Fund, L.P.

Bruce Guthart, in announcing these changes, said, "As the company grows, the many new opportunities for acquisition and creation of niche program business require undivided attention. But expansion and servicing of our existing traditional middle-market clientele and other important segments of our business, such as service to the health care industry, also demand undiminished expert management. These are areas in which Howard Kaye and Larry Greenfield have grown the company with extraordinary success for many years, and where their leadership is recognized throughout the industry. The realignment of Board responsibilities will allow them to continue to focus their talents in these profit centers for the company."

Commenting on the new Board members, Guthart said, "Michael Sabanos and Elliot Cooperstone add significant strength to the Board. Since joining the company as CFO in May, 1996, Michael has taken important initiatives in both financial management and overall strategic planning. His additional input as a Board member will be valuable. Elliot brings us much useful planning and management experience, from both within and outside the insurance industry."

In additional news, the company announced that at a December 30, 1997 meeting, stockholders approved a restructuring that merged Kaye Holding Corp. into Kaye Group Inc. This eliminated the minority interest held by Kaye International, L.P., the company's largest stockholder, and others, in Kaye Holding Corp. Mr. Guthart said that this move should simplify financial reporting and make the company's corporate structure more understandable.

Kaye Group Inc., through its insurance brokerage subsidiaries, procures property/casualty and employee benefit insurance and provides a full range of brokerage and risk management services for commercial clients throughout the country. Through its principal insurance company subsidiary, Old Lyme Insurance Company of Rhode Island, Inc. {A.M. Best rated A-(Excellent)}, the Company underwrites property and casualty insurance for certain niche/affinity groups consisting of restaurants, apartment buildings, retail stores, pharmacies, contractors, and other industries.

                                                                    Exhibit 99.3
                                                                     Page 3 of 3

                              CAUTIONARY STATEMENT


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by the Company with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process and the competitive environment in which the Company operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The
Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.